SUB-ITEM 77C: Submission of Matters to a Vote of Security Holders



A special meeting of shareholders of the Fund's Small Cap Growth
Portfolio was held on May 2, 2003. The results of the votes tabulated at the special meeting are reported below.

To modify the fundamental investment restriction on borrowing money:

For 		4,344,667 shares
Against 	408,973 shares
Abstain 	1,696,482 shares

To modify the fundamental investment restriction on lending:

For 		4,753,641 shares
Against 	0 shares
Abstain 	1,696,482 shares

To modify the fundamental investment restriction on real estate investments:

For 		4,753,641 shares
Against 	0 shares
Abstain 	1,696,482 shares

To remove the fundamental investment restriction on short sales:

For 		4,344,667 shares
Against 	408,973 shares
Abstain 	1,696,482 shares

To remove the fundamental investment restriction on margin transactions:

For 		4,344,667 shares
Against 	408,973 shares
Abstain 	1,696,482 shares

To remove the fundamental investment restriction on investments in oil, gas and mineral programs:

For 		4,753,641 shares
Against 	0 shares
Abstain 	1,696,482 shares

To change the Fund's investment objective from fundamental to non-fundamental:

For 		2,135,651 shares
Against 	2,617,989 shares
Abstain 	1,696,482 shares